EXHIBIT (2)-1


                              TERMINATION AGREEMENT


      THIS TERMINATION AGREEMENT is made as of this 16th day of May, 1997 by and among NORTHERN STATES POWER COMPANY, a Minnesota corporation ("NSP"), WISCONSIN ENERGY CORPORATION ("WEC"), a Wisconsin corporation, NORTHERN POWER WISCONSIN CORP. ("New NSP"), a Wisconsin corporation and WEC SUB CORP., a Wisconsin corporation ("WEC Sub").

                                   RECITALS

      WHEREAS, NSP, WEC, New NSP and WEC Sub are parties to an Amended and Restated Agreement and Plan of Merger dated as of April 28, 1995 as amended and restated as of July 26, 1995 (the "Merger Agreement");

      WHEREAS, NSP and WEC are parties to: (a) the NSP Stock Option Agreement dated as of April 28, 1995 (the "NSP Option Agreement"); and (b) the WEC Stock Option Agreement dated as of April 28, 1995 (the "WEC Option Agreement");

      WHEREAS, the respective Boards of Directors of NSP and WEC have concluded that the termination of the Merger Agreement is in the best interests of their respective stockholders, customers and employees; and

      WHEREAS, the parties wish to set forth in this Termination Agreement their agreements concerning the termination of the Merger Agreement pursuant to Section 9.1(a) of the Merger Agreement and the termination of the NSP Option Agreement and the WEC Option Agreement.

      NOW THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

      1. Termination. Effective as of 5:00 p.m. Central Daylight Savings Time on May 16, 1997, the Merger Agreement is terminated pursuant to Section 9.1(a) thereof by mutual written consent of the Boards of Directors of NSP and WEC, with no liability on the part of any party to the Merger Agreement or their respective officers or directors except as described in Section 9.2 of the Merger Agreement, provided that each party agrees that it shall not assert any claim that it is entitled to any fees or expenses of any kind pursuant to
Section 9.3 of the Merger Agreement. The NSP Option Agreement and the WEC Option Agreement are also hereby terminated and are of no further force and effect.

      2. Cooperation. The parties will cooperate in effectuating and documenting the terminations described in this Termination Agreement, including executing such other and further documents and taking such other actions as may be reasonably required.

      IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the day and year first above written.

                                            NORTHERN STATES POWER COMPANY


                                            By /s/James J. Howard
                                              -------------------------------
                                              James J. Howard
                                              Chairman and Chief Executive
                                                Officer

                                            WISCONSIN ENERGY CORPORATION


                                            By  /s/Richard A. Abdoo
                                              -------------------------------
                                              Richard A. Abdoo
                                              Chairman, President and Chief
                                                Executive Officer


                                           NORTHERN POWER WISCONSIN CORP.


                                           By /s/Edward J. McIntyre
                                             -------------------------------
                                             Edward J. McIntyre
                                             President



                                           WEC SUB CORP.


                                           By /s/Richard A. Abdoo
                                             -------------------------------
                                             Richard A. Abdoo
                                             Chairman, President and Chief
                                               Executive Officer